April 26, 2021

Sphere 3D Corp.
895 Don Mills Road

Building 2, Suite 900
Toronto, Ontario, M3C 1W3
Canada

Dear Sirs/Mesdames:

Re: Sphere 3D Corp. - Registration on Form F-1

We have acted as Canadian special counsel to Sphere 3D Corp., a corporation amalgamated under the Business Corporations Act (Ontario) (the "Company"), in connection with the registration under the United States Securities Act of 1933, as amended (the "US Securities Act"), pursuant to a Registration Statement on Form F-1 (File No. 333-254742) (the "Registration Statement"), filed on or about the date hereof with the United States Securities and Exchange Commission, of of the proposed offer and sale of (i) a proposed maximum aggregate offering price of $13,800,000 of common shares of the Company, with no par value per share (each, a "Common Share" and collectively, the "Common Shares") and (ii) a proposed maximum aggregate offering price of $607,200 of Common Shares issuable upon the exercise of warrants (the "Underwriter Warrants") to purchase Common Shares (the "Underwriter Warrant Shares") to be issued to Maxim Group LLC (the "Representative"), or its designees, as compensation for its services pursuant to an underwriting agreement to be entered into by and between the Company, the Representative and the other underwriters named therein, substantially in the form filed as Exhibit 1.1 to the Registration Statement (the "Underwriting Agreement"). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. The Common Shares and Underwriter Warrant Shares shall collectively be referred to as the "Registration Shares".

For the purposes of this opinion, we have examined a copy of the Registration Statement, which includes a preliminary prospectus of the Company dated April 26, 2021 (the “Prospectus”), but have not participated in the review and preparation of the Prospectus. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of and relied upon the following documents (collectively, the "Corporate Documents"):

(a) certain resolutions of the Company's directors and shareholders; and

(b) a certificate of an officer of the Company (the "Officer's Certificate").

We also have reviewed such other documents, and have considered such questions of law, as we have deemed relevant and necessary as a basis for the opinion expressed herein. We have relied upon the Corporate Documents without independent investigation of the matters provided for therein for the purpose of providing our opinion expressed herein.

In examining all documents and in providing our opinion expressed herein we have assumed that:

(a) all individuals had the requisite legal capacity;

(b) all signatures are genuine;

(c) all documents submitted to us as originals are complete and authentic and all photostatic, certified, telecopied, notarial or other copies conform to the originals;

(d) all facts set forth in the official public records, certificates and documents supplied by public officials or otherwise conveyed to us by public officials are complete, true and accurate;

all facts set forth in the certificates supplied by the respective officers and directors, as applicable, of the Company including, without limitation, the Officer's Certificate, are complete, true and accurate. Our opinion is expressed only with respect to the laws of the Province of Ontario (the "Jurisdiction") and the laws of Canada applicable therein. Any reference to the laws of the Jurisdiction includes the laws of Canada that apply in the Jurisdiction.

Our opinion is expressed with respect to the laws of the Jurisdiction in effect on the date of this opinion. We have no responsibility or obligation to: (a) update this opinion, (b) take into account or inform the addressee or any other person of any changes in law, facts or other developments subsequent to this date that do or may affect the opinion we express, or (c) advise the addressee or any other person of any other change in any matter addressed in this opinion, nor do we have any responsibility or obligation to consider the applicability or correctness of this opinion to any person other than the addressee.

Where our opinion refers to any of the Registration Shares as being issued as being "fully-paid and non-assessable", such opinion assumes that all required consideration (in whatever form) has been paid or provided and no opinion is expressed as to the adequacy of any such consideration paid or provided.

Based and relying upon the foregoing, we are of the opinion that the Common Shares, when issued pursuant to the terms and against payment therefor as set forth in the Registration Statement and the Underwriting Agreement, will be validly issued, fully paid and non-assessable and the Underwriter Warrants and the Underwriter Warrant Shares, when issued in accordance with the terms of the Underwriter Warrants, when issued pursuant to the terms and against payment therefor as set forth in the Registration Statement and the Underwriting Agreement, will be duly authorized and if, as and when issued in accordance with the terms of the Underwriter Warrants, the Underwriter Warrant Shares will be validly issued, fully paid and non-assessable.

This opinion has been prepared for your use in connection with the Registration Statement and is expressed as of the date hereof. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Registration Statement or the Registration Shares.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm appearing under the caption "Legal Matters" in the Prospectus.  In giving this consent, we do not admit that we are within the category of persons whose consent is required under the US Securities Act or the rules and regulations promulgated thereunder. This opinion may not be quoted from or referred to in any documents other than the Registration Statement as provided for herein without our prior written consent.

Yours truly,

/s/ Meretsky Law Firm